Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Meihua International Medical Technologies Co., Ltd. and Subsidiaries (the “Company”) of our report dated June 4, 2021, relating to our audit of the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2020.

We also consent to the reference of our Firm under the cation “Experts” in this Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

August 24, 2023